UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 21, 2019

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	EWBC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

East West Bancorp, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2019. The final results of the voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Item 1 - Election of Directors

Each of the following eight nominees for director were elected to serve a one-year term expiring at the Company’s 2020 annual meeting of stockholders and until his or her successor is elected and qualified.

Name	Votes For	Withheld	Broker Non-Votes
Molly Campbell	124,406,304	470,912	9,050,334
Iris S. Chan	124,594,640	282,576	9,050,334
Rudolph I. Estrada	122,654,973	2,222,243	9,050,334
Paul H. Irving	124,137,198	740,018	9,050,334
Herman Y. Li	114,579,284	10,297,932	9,050,334
Jack C. Liu	116,985,366	7,891,850	9,050,334
Dominic Ng	121,077,068	3,799,863	9,050,334
Lester M. Sussman	124,572,920	304,296	9,050,334

Item 2 - Advisory Vote to Approve Executive Compensation

The advisory vote to approve the Company’s executive compensation was approved.

Votes For	117,827,929
Votes Against	6,690,089
Votes Abstained	359,198
Broker Non-Votes	9,050,334

Item 3 - Ratification of Auditors

KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. No Broker Non-Votes resulted from the vote on this proposal.

Votes For	132,474,610
Votes Abstained	1,176,292
Votes Against	276,648

No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Date: May 22, 2019	By: /s/ Douglas P. Krause
Douglas P. Krause, Esq. Executive Vice President and General Counsel

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